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                                                                   EXHIBIT 10(h)
                            PAUL HARRIS [letterhead]
August  12, 1998

Sally Tassani
13014 Brighton Lane
Carmel, Indiana  46032

Dear Sally:

On behalf of Paul Harris Stores, Inc., I am pleased to extend the following terms of your employment effective as of your employment date of July 6, 1998.

         Position:   Executive Vice President, Marketing

         Reports To:   Charlotte G. Fischer, Chairman, President, and CEO

         Base Salary:   $250,000.00 per annum (payable in 26 equal biweekly
                          installments)

         Bonus: Participate in the 1998 Corporate Bonus Plan effective August 2, 1998, and therefore eligible for 50% of the current year's annual bonus payment.

         Stock Options: Total of 30,000 options of Paul Harris Stock under the
                        Company Stock Option Plan with effective dates of grant as follows:
                           10,000 options to be granted as of July 6, 1998 10,000 options to be granted as of August 6, 1998 10,000 options to be granted as of September 6, 1998
                        Additionally, options on a total of 30,000 shares of Paul Harris Stock under the Company Stock Option Plan upon achieving the following criteria within the first year of employment (in increments of 10,000 options upon completion of each criteria):
                           1. In Store Signage--Complete 1998 In Store Signage including Event Package; September Package; October second half;
                                    Holiday-Christmas Package; January Clearance
                                    Package.

                           2. Rebranding of Company---AWC project and implementation which includes new base sign library.

                           3.       Strategic Plan

         Relocation Bonus: An amount of $50,000.00 (less any amounts directly payable to third party for relocation), payable on September 6, 1998, assuming employment in good standing at payment date.

         Signing Bonus:  An amount of $50,000.00 payable on October 6, 1998, assuming employment in good standing at payment date.

         Car Allowance:  The Company will provide a monthly car allowance not to exceed $550.00. Gas and car insurance will be paid by the Company.

         Severance:  In the event your employment with the Company is terminated without cause, you will receive a minimum of three months severance pay. The amount of severance pay will increase after three months employment by an additional month of severance pay for each additional full month employed up to a maximum of twelve months. In the event of termination with cause, you will have no entitlement to severance pay. "Cause" includes both conduct and performance problems.

Sincerely,

 /s/ Charlotte G. Fischer

Charlotte G. Fischer
Chairman, President, and CEO


Accepted:


  /s/ Sally Tassani                                  Aug. 12, 1998
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Signature                                            Date